SCHEDULE II
                       INFORMATION WITH RESPECT TO
            TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
              SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                   SHARES
                                   PURCHASED        AVERAGE
                   DATE            SOLD(-)          PRICE(2)

COMMON STOCK-SPS TECHNOLOGIES

  GAMCO INVESTORS, INC.

               12/22/94            1,000-           25.0000

               12/21/94            1,220-           25.0000

               12/17/94            1,000-             *DO




























(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP
    OF GAMCO INVESTORS, INC.


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